Prospectus Supplement filed under Rule 424(b)(3)
                                                  S-3 Registration No. 333-52237

PROSPECTUS SUPPLEMENT
(to Prospectus dated June 3, 1998)

THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. INFORMATION CONTAINED HEREIN IS SUBJECT TO AMENDMENT.

                             HEALTHSOUTH Corporation

                                  $567,750,000

                         3.25% Convertible Subordinated

                               Debentures due 2003

                                       and

                       15,501,707 SHARES OF COMMON STOCK,

                            PAR VALUE $.01 PER SHARE

     The  Prospectus,  dated June 3, 1998 (the  "Prospectus"),  relating  to the offering  for  resale  of  $567,750,000  aggregate  principal  amount  of  3.25%
Convertible Subordinated Debentures due 2003 and 15,501,707 shares of Common Stock, par value $.01 per share, of HEALTHSOUTH Corporation (the "Company"), is hereby supplemented as set forth below.

                                                                               *

1. The information set forth opposite the name GOLDMAN, SACHS & CO. in the table of Selling Securityholders on page 15 is amended as follows:

   Principal Amount of Debentures Beneficially Owned That May be Sold  6,150,000
   Percentage of Debentures Outstanding                                     1.08
   Number of Conversion Shares                                           167,918
   Percentage of Common Stock Outstanding                                      *

2. The information set forth opposite the name SMITH BARNEY INC. in the table of Selling Securityholders on page 16 is amended as follows:

   Principal Amount of Debentures Beneficially Owned That May be Sold 14,210,000
   Percentage of Debentures Outstanding                                     2.50
   Number of Conversion Shares                                           387,986
   Percentage of Common Stock Outstanding                                      *


The date of this Prospectus Supplement is January 26, 1999.



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